Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-110368) of Tully’s Coffee Corporation of our report dated June 28, 2002 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

June 28, 2004